IRREVOCABLE ASSIGNMENT & ACQUISITION AGREEMENT

THIS IRREVOCABLE ASSIGNMENT & ACQUISITION AGREEMENT (the **"Irrevocable Assignment & Acquisition Agreement")** is effective as of June 3, 2020, by, between and among Reliance Global Holdings, LLC, a Delaware limited liability company (the "**Assignor**"); Ezra Beyman, of Lakewood, New Jersey, or any Affiliate Company of Ezra Beyman that has ownership in the below Assets (together, the "**Guarantor**"); and Reliance Global Group, Inc., a Florida corporation **("Assignee")**:

WHEREAS, Assignor is an owner of the 19 multi-family properties described in and listed in Exhibit "A," (the "Assets"), attached hereto and made a part of this Irrevocable Assignment & Acquisition Agreement; and

WHEREAS, the Guarantor, as the principal owner of the Assignor and the principal beneficial owner of a majority of the Assignee's voting common and preferred shares, hereby irrevocably agrees to cause the Assignor to sell, assign and transfer the Assignor's interest in the Assets to the Assignee, subject to the terms and conditions as will be set forth in a future agreement (the "Acquisition"); and

WHEREAS, the Acquisition is intended to be completed as soon as the audited financial statements of the Assignor have been completed in accordance with U.S. GAAP, and all required approvals and consents for the Acquisition have been obtained from the Lenders.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. <u>WHEREAS Clauses.</u> The WHEREAS Clauses set forth above are considered a part of this Irrevocable Assignment & Acquisition Agreement, as if set forth at length herein.

2. <u>Continuing Obligation.</u> Upon completion of the Acquisition, and if required by the Lenders, and without in any way limiting its obligations to any other creditors, Assignor hereby agrees to continue to be responsible for, and to be liable for, all of Assignor's burdens, obligations and liabilities in connection with, and pursuant to, its obligations to the Lenders. Assignor and Guarantor agree to execute such documents as are requested by the Lenders to effectuate the foregoing.

3. <u>Consideration for the Acquisition.</u> Upon completion of the Acquisition, and as full consideration for the Acquisition, Assignee agrees to issue to the Assignor the number of shares of Assignee's common stock, $.001 par value (the "Acquisition Shares") as will be based on a fair value valuation performed by an independent appraising company prior to the

completion of the acquisition. The Acquisition Shares will be "restricted shares," as that term is defined in the Securities Act of 1933, and the Rules and Regulations thereunder; and Assignor agrees to sign the usual investment letter with respect to the Acquisition Shares.

4. No Default. Assignor represents that all payments and other financial obligations of the Assignor with respect to the Assets are paid up and current through May 31, 2020. The Assignor represents and warrants that all performance obligations of the Assignor have been satisfied in accordance with the terms of any agreements by which it is bound, as of May 31, 2020, and that Assignor is not in default with respect to any such agreements.

5. Further Actions. Assignor and Guarantor agree that this Assignment and the Acquisition Agreement is irrevocable, in conformity with the terms and conditions set forth herein. Accordingly, each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer, assignment and sale, and to take such other action as such other party may reasonably request to more effectively consummate the Acquisition contemplated by this Irrevocable Assignment and Assumption Agreement.

6. Consent. Assignor and Guarantor covenant and agree that in the event (i) any rights required to be transferred in order to effectuate the Acquisition cannot be transferred or assigned by Assignor in connection with the Acquisition, as the case may be, without the consent of or notice to a third party and such consent or notice, as of the date of the purported Acquisition, has not been given or obtained, or (ii) any such rights which are non-assignable in their nature and will not pass by the Acquisition, as the case may be, the beneficial interest in and to the same will in any event pass to Assignee, and Assignor and Guarantor shall use their commercially reasonable efforts to cooperate with Assignee in reasonable and lawful arrangements designed to provide for the Assignee the benefits of such rights, including (a) adherence to reasonable procedures established by Assignee and/or Guarantor for the immediate transfer to Assignee of any payments or other funds received by Assignor thereunder, and (b) enforcement, at the cost of Assignee, for the benefit of the Assignee of any and all rights of Assignor thereunder against the other party or parties thereto arising of the breach or cancellation thereof by such other party or parties or otherwise.

7. Severability. If any provision of this Irrevocable Assignment & Acquisition Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions set forth herein will remain in full force and effect. Any provision of this Irrevocable Assignment & Acquisition Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8. Governing Law. This Irrevocable Assignment and Assumption Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflicts-of-laws principles that would require the application of any other law.

9. Execution of Agreement. This Irrevocable Assignment & Acquisition Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement. The exchange of copies and signature pages of this Irrevocable Assignment & Acquisition Agreement shall constitute effective execution and delivery and may be used in lieu of the original Irrevocable Assignment & Acquisition Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, as of the date set forth above:

ASSIGNOR:
RELIANCE GLOBAL HOLDINGS, LLC.

By: ______________________

ASSIGNEE:
RELIANCE GLOBAL GROUP, INC.

By: ______________________
Ezra Beyman, CEO

GUARANTOR:

____
Ezra Beyman